EXHIBIT 5.1


                                 April 13, 1999

Board of Directors
Asia Media Communications, Ltd.
712 Fifth Avenue, 7th Floor
New York, New York 10019

Gentlemen:

         We are acting as counsel for Asia Media Communications, Ltd., a Nevada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 1,000,000 shares of the Company's common stock, $0.01 par value per share.

         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Articles of Incorporation of the Company, the Bylaws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based upon and subject to the foregoing, it is our opinion that once issued in accordance with the provisions of the 1999 Incentive Plan, the 1,000,000 shares of common stock of the Company covered by the Registration Statement will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,

                                /s/ Bryan Cave LLP

                                BRYAN CAVE LLP